Exhibit 99.1

Media Contact: Emily Karpenske | Senior Communication Specialist Emily.Karpenske@bwbmn.com | 952.653.0624	Investor Contact: Justin Horstman | VP Investor Relations Justin.Horstman@bwbmn.com | 952.542.5169

April 21, 2026

Bridgewater Bancshares, Inc. Announces First Quarter 2026 Financial Results

First Quarter 2026 Highlights

●	Net income of $17.4 million, or $0.58 per diluted common share; adjusted net income of $12.6 million, or $0.41 per diluted common share.(1)
●	Net interest income increased $960,000, or 10.9% annualized, from the fourth quarter of 2025.
●	Net interest margin (on a fully tax-equivalent basis) of 2.99%, an increase of 24 basis points from the fourth quarter of 2025.
●	Cost of total deposits of 2.79% for the first quarter of 2026, a decrease of 18 basis points from the fourth quarter of 2025.
●	Enhanced balance sheet efficiency to improve forward profitability through the sale of $208.5 million of securities, for a pre-tax gain of $7.3 million, and prepayment of $97.5 million of FHLB advances, including a $982,000 prepayment fee.
●	Gross loans increased by $58.5 million, or 5.5% annualized, from the fourth quarter of 2025.
●	Total deposits decreased by $14.9 million, or 1.4% annualized, from the fourth quarter of 2025; core deposits(2) increased by $26.2 million, or 3.2% annualized, from the fourth quarter of 2025.
●	Efficiency ratio(1) of 56.3%, up from 51.6% for the fourth quarter of 2025; adjusted efficiency ratio(1) of 53.8%, up from 50.7% for the fourth quarter of 2025.
●	Annualized net loan charge-offs as a percentage of average loans of 0.05%, compared to 0.11% for the fourth quarter of 2025.
●	Nonperforming assets to total assets of 0.22% at March 31, 2026, down from 0.41% at December 31, 2025.
●	Tangible book value per share(1) of $15.93 at March 31, 2026, an increase of 9.9% annualized, from the fourth quarter of 2025.
●	Common Equity Tier 1 Risk-Based Capital Ratio of 9.53%, up from 9.17% at December 31, 2025.
●	Launched an at-the-market (“ATM”) offering for the sale from time-to-time of up to $50 million of common stock.

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.

St. Louis Park, MN – Bridgewater Bancshares, Inc. (Nasdaq: BWB) (“the Company”), the parent company of Bridgewater Bank (“the Bank”), today announced net income of $17.4 million for the first quarter of 2026, compared to $13.3 million for the fourth quarter of 2025, and $9.6 million for the first quarter of 2025. Earnings per diluted common share were $0.58 for the first quarter of 2026, compared to $0.43 for the fourth quarter of 2025, and $0.31 for the first quarter of 2025. Adjusted diluted earnings per share, a non-GAAP financial measure, were $0.41 for the first quarter of 2026, compared to $0.44 for the fourth quarter of 2025, and $0.32 for the first quarter of 2025.

“Bridgewater’s first quarter of 2026 was highlighted by significant net interest margin expansion, continued loan and core deposit growth, and strong asset quality,” said Chairman and Chief Executive Officer, Jerry Baack. “We took opportunistic actions during the quarter to enhance our balance sheet efficiency, uniquely resulting in a substantial gain on the sale of securities during the quarter while also positioning us for improved forward profitability. As a result of the strong start to 2026, we were able to build our capital position and continue generating consistent tangible book value per share growth.

“Our teams continue to work hard to build, strengthen, and service relationships with clients, which has been instrumental in our ongoing success in gaining market share. These dedicated efforts continue to support our growth initiatives and drive meaningful value for our clients and shareholders alike.”

Key Financial Measures

	As of and for the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Per Common Share Data
Basic Earnings Per Share	$0.59	$0.45	$0.31
Diluted Earnings Per Share	0.58	0.43	0.31
Adjusted Diluted Earnings Per Share (1)	0.41	0.44	0.32
Book Value Per Share	16.60	16.23	14.60
Tangible Book Value Per Share (1)	15.93	15.55	13.89

Financial Ratios
Return on Average Assets (2)	1.35%	0.97%	0.77%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	1.30	1.35	1.13
Return on Average Shareholders' Equity (2)	13.45	10.38	8.39
Return on Average Tangible Common Equity (1)(2)	15.13	11.53	9.22
Net Interest Margin (3)	2.99	2.75	2.51
Core Net Interest Margin (1)(3)	2.86	2.62	2.37
Cost of Total Deposits	2.79	2.97	3.18
Cost of Funds	2.90	3.07	3.17
Efficiency Ratio (1)	56.3	51.6	55.5
Noninterest Expense to Average Assets (2)	1.71	1.48	1.45
Tangible Common Equity to Tangible Assets (1)	8.34	8.01	7.48
Common Equity Tier 1 Risk-based Capital Ratio (Consolidated) (4)	9.53	9.17	9.03

Adjusted Financial Ratios (1)
Adjusted Return on Average Assets (2)	0.98%	0.99%	0.80%
Adjusted Pre-Provision Net Revenue Return on Average Assets (2)	1.37	1.38	1.18
Adjusted Return on Average Shareholders' Equity (2)	9.76	10.54	8.77
Adjusted Return on Average Tangible Common Equity (2)	10.72	11.72	9.68
Adjusted Efficiency Ratio	53.8	50.7	53.7
Adjusted Noninterest Expense to Average Assets (2)	1.64	1.45	1.41

Balance Sheet and Asset Quality (dollars in thousands)
Total Assets	$5,335,396	$5,407,002	$5,136,808
Total Loans, Gross	4,368,042	4,309,517	4,020,076
Deposits	4,305,511	4,320,369	4,162,457
Loan to Deposit Ratio	101.5%	99.7%	96.6%
Net Loan Charge-Offs to Average Loans (2)	0.05	0.11	0.00
Nonperforming Assets to Total Assets (5)	0.22	0.41	0.20
Allowance for Credit Losses to Total Loans	1.31	1.31	1.34

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Income Statement

Net Interest Margin and Net Interest Income

Net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure, for the first quarter of 2026 was 2.99%, a 24 basis point increase from 2.75% in the fourth quarter of 2025, and a 48 basis point increase from 2.51% in the first quarter of 2025. Core net interest margin (on a fully tax-equivalent basis), a non-GAAP financial measure, which excludes the impact of loan fees and purchase accounting accretion attributable to the acquisition of First Minnetonka City Bank (“FMCB”), was 2.86% for the first quarter of 2026, a 24 basis point increase from 2.62% in the fourth quarter of 2025, and a 49 basis point increase from 2.37% in the first quarter of 2025.

●	Net interest margin expanded to 2.99% in the first quarter of 2026 primarily due to lower rates paid on deposits, growth in the loan portfolio at higher yields, and a decrease in average earning assets due to investment securities sales.
●	The year-over-year expansion in net interest margin was primarily due to lower rates paid on deposits and growth in the loan portfolio at higher yields, offset partially by the refinancing of subordinated debt at higher rates late in the second quarter of 2025.

Net interest income was $36.6 million for the first quarter of 2026, an increase of $960,000 from $35.7 million in the fourth quarter of 2025, and an increase of $6.4 million from $30.2 million in the first quarter of 2025.

●	The linked-quarter increase in net interest income was primarily due to lower rates paid on deposits, lower FHLB advance balances at lower yields, and growth in the loan portfolio, offset partially by lower cash and investment securities balances. The decrease in securities was due to the Company selling $208.5 million of securities during the quarter to enhance balance sheet efficiency and drive current and future earnings.
●	The year-over-year increase in net interest income was primarily due to lower rates paid on deposits and growth in the loan portfolio, offset partially by lower cash and investment securities balances.

Interest income was $70.0 million for the first quarter of 2026, a decrease of $3.3 million from $73.3 million in the fourth quarter of 2025, and an increase of $4.3 million from $65.7 million in the first quarter of 2025.

●	The yield on interest earning assets (on a fully tax-equivalent basis) was 5.65% in the first quarter of 2026, compared to 5.58% in the fourth quarter of 2025, and 5.43% in the first quarter of 2025.
●	The linked-quarter increase in the yield on interest earning assets was primarily due to the repricing of the loan portfolio and the sale of lower yielding investment securities.
●	The year-over-year increase in the yield on interest earning assets was primarily due to growth and repricing of the loan portfolio at accretive yields.
●	The aggregate loan yield was 5.81% in the first quarter of 2026, three basis points higher than 5.78% in the fourth quarter of 2025, and 20 basis points higher than 5.61% in the first quarter of 2025.
●	Core loan yield, a non-GAAP financial measure, was 5.66% in the first quarter of 2026, three basis points higher than 5.63% in the fourth quarter of 2025, and 16 basis points higher than 5.50% in the first quarter of 2025.

A summary of interest and fees recognized on loans for the periods indicated is as follows:

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Interest	5.66%	5.63%	5.66%	5.59%	5.50%
Fees	0.12	0.10	0.09	0.11	0.07
Accretion	0.03	0.05	0.04	0.04	0.04
Yield on Loans	5.81%	5.78%	5.79%	5.74%	5.61%

Interest expense was $33.3 million for the first quarter of 2026, a decrease of $4.3 million from $37.6 million in the fourth quarter of 2025, and a decrease of $2.2 million from $35.5 million in the first quarter of 2025.

●	The cost of interest bearing liabilities was 3.53% in the first quarter of 2026, compared to 3.73% in the fourth quarter of 2025, and 3.82% in the first quarter of 2025.
●	The linked-quarter decrease in the cost of interest bearing liabilities was primarily due to lower rates paid on interest bearing deposits and lower balances and rates paid on FHLB advances.
●	The year-over-year decrease in the cost of interest bearing liabilities was primarily due to lower rates paid on interest bearing deposits, offset partially by higher balances and rates paid on subordinated debentures and higher rates paid on FHLB advances.

Interest expense on deposits was $28.8 million for the first quarter of 2026, a decrease of $3.4 million from $32.2 million in the fourth quarter of 2025, and a decrease of $3.3 million from $32.1 million in the first quarter of 2025.

●	The cost of total deposits was 2.79% in the first quarter of 2026, 18 basis points lower than 2.97% in the fourth quarter of 2025, and 39 basis points lower than 3.18% in the first quarter of 2025.
●	The linked-quarter decrease in the cost of total deposits was primarily due to lower balances and rates paid on interest bearing deposits following interest rate cuts in the fourth quarter of 2025.
●	The year-over-year decrease in the cost of total deposits was primarily due to lower rates paid on deposits following interest rate cuts in 2025, lower average brokered deposit balances, and an increase in noninterest bearing deposits.

Provision for Credit Losses

The provision for credit losses on loans and leases was $1.4 million for the first quarter of 2026, compared to $1.3 million for the fourth quarter of 2025 and $1.5 million for the first quarter of 2025.

●	The provision recorded in the first quarter of 2026 was primarily attributable to growth in the loan portfolio.
●	The allowance for credit losses on loans to total loans was 1.31% at March 31, 2026, compared to 1.31% at December 31, 2025, and 1.34% at March 31, 2025.

The provision for credit losses for off-balance sheet credit exposures was a negative provision of $150,000 for the first quarter of 2026, compared to a provision of $200,000 for the fourth quarter of 2025 and a provision of $-0- for the first quarter of 2025.

●	A negative provision was recorded during the first quarter of 2026 due to a decrease in the volume of newly originated loans with unfunded commitments.

Noninterest Income

Noninterest income was $9.6 million for the first quarter of 2026, an increase of $6.4 million from $3.1 million for the fourth quarter of 2025, and an increase of $7.5 million from $2.1 million for the first quarter of 2025.

●	The linked-quarter increase was primarily due to higher net gain on sale of securities, offset partially by lower letter of credit fees and swap fees.
●	The year-over-year increase was primarily due to higher net gain on sale of securities, swap fees and other income, offset partially by lower letter of credit fees and investment advisory fees.
●	Noninterest income included net gain on sales of securities of $7.3 million during the first quarter of 2026, compared to $80,000 for the fourth quarter of 2025, and $1,000 for the first quarter of 2025, all of which are considered non-core items.

Noninterest Expense

Noninterest expense was $22.2 million for the first quarter of 2026, an increase of $1.9 million from $20.2 million for the fourth quarter of 2025, and an increase of $4.0 million from $18.1 million for the first quarter of 2025.

●	The linked-quarter increase was primarily due to increases in salaries and employee benefits and an FHLB advance prepayment penalty.
●	The year-over-year increase was primarily attributable to increases in salaries and employee benefits, an FHLB advance prepayment penalty, and marketing and advertising expense.
●	Noninterest expense for the first quarter of 2026 had no merger-related expenses associated with the acquisition of FMCB, compared to merger-related expenses of $346,000 for the fourth quarter of 2025, and $565,000 for the first quarter of 2025, all of which are considered non-core items.
●	Noninterest expense included FHLB prepayment penalty expense of $982,000 for the first quarter of 2026, which is considered a non-core item.
●	The efficiency ratio (on a fully tax-equivalent basis), a non-GAAP financial measure, was 56.3% for the first quarter of 2026, compared to 51.6% for the fourth quarter of 2025, and 55.5% for the first quarter of 2025.
●	The Company had 337 full-time equivalent employees at March 31, 2026, compared to 322 at December 31, 2025, and 292 at March 31, 2025. The linked-quarter and year-over-year increases were largely driven by the hiring of key talent across the organization.

Income Taxes

The effective combined federal and state income tax rate was 23.8% for the first quarter of 2026, compared to 22.2% for the fourth quarter of 2025, and 23.9% for the first quarter of 2025.

Balance Sheet

Loans

(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Commercial	$593,406	$547,245	$533,476	$549,259	$528,801
Leases	41,791	43,407	43,186	44,817	43,958
Construction and Land Development	209,421	216,163	159,991	136,438	128,073
1-4 Family Construction	50,629	45,152	41,739	39,095	39,438
Real Estate Mortgage:
1-4 Family Mortgage	488,029	496,142	487,297	474,269	479,461
Multifamily	1,590,091	1,587,338	1,578,223	1,555,731	1,534,747
CRE Owner Occupied	188,588	189,754	192,966	192,837	196,080
CRE Nonowner Occupied	1,185,371	1,165,104	1,158,622	1,137,007	1,055,157
Total Real Estate Mortgage Loans	3,452,079	3,438,338	3,417,108	3,359,844	3,265,445
Consumer and Other	20,716	19,212	19,054	16,346	14,361
Total Loans, Gross	4,368,042	4,309,517	4,214,554	4,145,799	4,020,076
Allowance for Credit Losses on Loans	(57,277)	(56,443)	(56,390)	(55,765)	(53,766)
Net Deferred Loan Fees	(8,633)	(8,966)	(8,282)	(7,629)	(7,218)
Total Loans, Net	$4,302,132	$4,244,108	$4,149,882	$4,082,405	$3,959,092

Total gross loans at March 31, 2026 were $4.37 billion, an increase of $58.5 million, or 5.5% annualized, compared to total gross loans of $4.31 billion at December 31, 2025, and an increase of $348.0 million, or 8.7%, compared to total gross loans of $4.02 billion at March 31, 2025.

●	The increase in the loan portfolio during the first quarter of 2026 was due to growth in the commercial and CRE nonowner occupied portfolios.

Deposits

(dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Noninterest Bearing Transaction Deposits	$828,845	$923,070	$822,632	$787,868	$791,528
Interest Bearing Transaction Deposits	899,911	893,740	860,774	791,748	840,378
Savings and Money Market Deposits	1,497,517	1,380,922	1,428,726	1,441,694	1,372,191
Time Deposits	232,959	312,154	346,214	344,882	326,821
Brokered Deposits	846,279	810,483	834,418	870,550	831,539
Total Deposits	$4,305,511	$4,320,369	$4,292,764	$4,236,742	$4,162,457

Total deposits at March 31, 2026 were $4.31 billion, a decrease of $14.9 million, or 1.4% annualized, compared to total deposits of $4.32 billion at December 31, 2025, and an increase of $143.1 million, or 3.4%, compared to total deposits of $4.16 billion at March 31, 2025.

●	Core deposits, defined as total deposits excluding brokered deposits and certificates of deposit greater than $250,000, increased $26.2 million, or 3.2% annualized, from December 31, 2025, and increased $207.2 million, or 6.5%, from March 31, 2025.
●	Noninterest bearing deposits decreased $94.2 million, or 41.4% annualized, from December 31, 2025, and increased $37.3 million, or 4.7%, from March 31, 2025.
●	Brokered deposits increased $35.8 million, or 17.9% annualized, from December 31, 2025, and increased $14.7 million, or 1.8%, from March 31, 2025. Brokered deposits continue to be used as a supplemental funding source, as needed.

Asset Quality

Overall asset quality remained strong due to the Company’s measured risk selection, consistent underwriting standards, active credit oversight, and experienced lending and credit teams.

●	Annualized net charge-offs as a percentage of average loans were 0.05% for the first quarter of 2026, compared to 0.11% for the fourth quarter of 2025, and 0.00% for the first quarter of 2025.
●	At March 31, 2026, the Company’s nonperforming assets, which included nonaccrual loans, loans past due 90 days and still accruing, and foreclosed assets, were $11.7 million, or 0.22% of total assets, compared to $22.0 million, or 0.41% of total assets, at December 31, 2025, and $10.3 million, or 0.20% of total assets, at March 31, 2025.
●	Loans with potential weaknesses that warranted a watch/special mention risk rating at March 31, 2026 totaled $47.7 million, compared to $47.8 million at December 31, 2025, and $38.3 million at March 31, 2025.
●	Loans that warranted a substandard risk rating at March 31, 2026 totaled $43.1 million, compared to $53.0 million at December 31, 2025, and $31.6 million at March 31, 2025.

Capital

Total shareholders’ equity at March 31, 2026 was $528.4 million, an increase of $11.3 million, or 8.9% annualized, compared to $517.1 million at December 31, 2025, and an increase of $59.4 million, or 12.7%, over $469.0 million at March 31, 2025.

●	The linked-quarter increase was primarily due to net income retained, offset partially by preferred stock dividends.
●	The year-over-year increase was primarily due to net income retained and a decrease in unrealized losses in the securities portfolio, offset partially by preferred stock dividends and stock repurchases.
●	The Consolidated Common Equity Tier 1 Risk-Based Capital Ratio was 9.53% at March 31, 2026, compared to 9.17% at December 31, 2025, and 9.03% March 31, 2025.
●	Tangible common equity as a percentage of tangible assets, a non-GAAP financial measure, was 8.34% at March 31, 2026, compared to 8.01% at December 31, 2025, and 7.48% at March 31, 2025.

Tangible book value per share, a non-GAAP financial measure, was $15.93 as of March 31, 2026, an increase of 9.9% annualized from $15.55 as of December 31, 2025, and an increase of 14.7% from $13.89 as of March 31, 2025.

The Company did not repurchase any shares of its common stock during the first quarter of 2026.

●	The Company had $13.1 million remaining under its current share repurchase authorization at March 31, 2026.

The Company launched an ATM offering during the first quarter of 2026 for the sale from time-to-time of up to $50 million of company stock.

●	The Company did not sell any shares as part of the ATM during the first quarter of 2026.

Today, the Company also announced that its Board of Directors has declared a quarterly cash dividend on its 5.875% Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”). The quarterly cash dividend of $36.72 per share, equivalent to $0.3672 per depositary share, each representing a 1/100th interest in a share of the Series A Preferred Stock (Nasdaq: BWBBP), is payable on June 1, 2026 to shareholders of record of the Series A Preferred Stock at the close of business on May 15, 2026.

Conference Call and Webcast

The Company will host a conference call to discuss its first quarter 2026 financial results on Wednesday, April 22, 2026 at 8:00 a.m. Central Time. The conference call can be accessed by dialing 844-481-2913 and requesting to join the Bridgewater Bancshares earnings call. To listen to a replay of the conference call via phone, please dial 855-669-9658 and enter access code 2037632. The replay will be available through April 29, 2026. The conference call will also be available via a live webcast on the Investor Relations section of the Company’s website, investors.bridgewaterbankmn.com, and archived for replay.

About the Company

Bridgewater Bancshares, Inc. (Nasdaq: BWB) is a St. Louis Park, Minnesota-based financial holding company founded in 2005. Its banking subsidiary, Bridgewater Bank, is a premier, full-service bank dedicated to providing responsive support and simple solutions to businesses, entrepreneurs, and successful individuals across the Twin Cities. Bridgewater offers a comprehensive suite of products and services spanning deposits, lending, and treasury management solutions. Bridgewater has received numerous awards for its banking services and esteemed corporate culture. With total assets of $5.3 billion as of March 31, 2026 and nine strategically located branches, Bridgewater is one of the largest locally-led banks in Minnesota and is committed to being the finest entrepreneurial bank. For more information, please visit www.bridgewaterbankmn.com.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company routinely supplements its evaluation with an analysis of certain non-GAAP financial measures. The Company believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors to help them understand the Company’s operating performance and trends, and to facilitate comparisons with the performance of peers. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Forward-Looking Statements

This earnings release contains “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent known and unknown uncertainties, risks, changes in circumstances and other factors that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risk, including the effects of changes in interest rates; effects on the U.S. economy resulting from actions taken by the federal government, including the threat or implementation of tariffs, immigration enforcement, executive orders, and changes in foreign policy; fluctuations in the values of the securities held in our securities portfolio, including as the result of changes in interest rates; business and economic conditions generally and in the financial services industry, nationally and within our market area, including the level and impact of inflation, and future monetary policies of the Federal Reserve and executive orders in response thereto, and possible recession; credit risk and risks from concentrations (including by type of borrower, geographic area, collateral and industry) within the Company’s loan portfolio or large loans to certain borrowers (including CRE loans); the overall health of the local and national real estate market; our ability to successfully manage credit risk; our ability to maintain an adequate level of allowance for credit losses on loans; new or revised accounting standards as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, Securities and Exchange Commission or Public Company Accounting Oversight Board; the concentration of large deposits from certain clients, including those who have balances above current Federal Deposit Insurance Corporation insurance limits; our ability to successfully manage liquidity risk, which may increase our dependence on non-core funding sources such as brokered deposits, and negatively impact our cost of funds; our ability to raise additional capital to implement our business plan; our ability to implement our growth strategy and manage costs effectively; the composition of our senior leadership team and our ability to attract and retain key personnel; talent and labor shortages and employee turnover; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; interruptions involving our information technology and telecommunications systems or third-party servicers; competition in the financial services industry, including from nonbank competitors such as credit unions, “fintech” companies and digital asset service providers; the effectiveness of our risk management framework; rapid technological changes implemented by us and other parties in the financial services industry, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequence to us and our customers, including the development and implementation of tools incorporating artificial intelligence; the commencement, cost and outcome of litigation and other legal proceedings and regulatory actions against us; the impact of recent and future legislative and regulatory changes, domestic or foreign; risks related to climate change and the negative impact it may have on our customers and their businesses; the imposition of tariffs or other governmental policies impacting the global supply chain and the value of products produced by our commercial borrowers; severe weather, natural disasters, widespread disease or pandemics, acts of war, military conflicts, or terrorism, changes in foreign relations, or other adverse external events, including the wars in Iran and Ukraine, and other international conflicts; potential impairment to the goodwill the Company recorded in connection with acquisitions; risks associated with our integration of FMCB, and the effect of the merger on the Company’s customer and employee relationships and operating results; changes to U.S. or state tax laws, regulations and governmental policies concerning the Company’s general business, including changes in interpretation or prioritization of such rules and regulations; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bridgewater Bancshares, Inc. and Subsidiaries
Financial Highlights

(dollars in thousands, except share data)

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement
Net Interest Income	$36,647	$35,687	$34,091	$32,452	$30,208
Provision for Credit Losses	1,200	1,450	1,100	2,000	1,500
Noninterest Income	9,564	3,148	2,061	3,627	2,079
Noninterest Expense	22,170	20,238	19,956	18,941	18,136
Net Income	17,406	13,334	11,601	11,520	9,633
Net Income Available to Common Shareholders	16,393	12,320	10,588	10,506	8,620

Per Common Share Data
Basic Earnings Per Share	$0.59	$0.45	$0.38	$0.38	$0.31
Diluted Earnings Per Share	0.58	0.43	0.38	0.38	0.31
Adjusted Diluted Earnings Per Share (1)	0.41	0.44	0.39	0.37	0.32
Book Value Per Share	16.60	16.23	15.62	14.92	14.60
Tangible Book Value Per Share (1)	15.93	15.55	14.93	14.21	13.89
Basic Weighted Average Shares Outstanding	27,800,091	27,641,138	27,504,840	27,460,982	27,568,772
Diluted Weighted Average Shares Outstanding	28,490,176	28,354,756	28,190,406	27,998,008	28,036,506
Shares Outstanding at Period End	27,832,867	27,759,970	27,584,732	27,470,283	27,560,150

Financial Ratios
Return on Average Assets (2)	1.35%	0.97%	0.86%	0.90%	0.77%
Pre-Provision Net Revenue Return on Average Assets (1)(2)	1.30	1.35	1.19	1.27	1.13
Return on Average Shareholders' Equity (2)	13.45	10.38	9.47	9.80	8.39
Return on Average Tangible Common Equity (1)(2)	15.13	11.53	10.50	10.93	9.22
Net Interest Margin (3)	2.99	2.75	2.63	2.62	2.51
Core Net Interest Margin (1)(3)	2.86	2.62	2.52	2.49	2.37
Cost of Total Deposits	2.79	2.97	3.19	3.16	3.18
Cost of Funds	2.90	3.07	3.25	3.19	3.17
Efficiency Ratio (1)	56.3	51.6	54.7	52.6	55.5
Noninterest Expense to Average Assets (2)	1.71	1.48	1.47	1.47	1.45

Adjusted Financial Ratios (1)
Adjusted Return on Average Assets (2)	0.98%	0.99%	0.88%	0.88%	0.80%
Adjusted Pre-Provision Net Revenue Return on Average Assets (2)	1.37	1.38	1.23	1.31	1.18
Adjusted Return on Average Shareholders' Equity (2)	9.76	10.54	9.77	9.64	8.77
Adjusted Return on Average Tangible Common Equity (2)	10.72	11.72	10.86	10.74	9.68
Adjusted Efficiency Ratio	53.8	50.7	53.2	51.5	53.7
Adjusted Noninterest Expense to Average Assets (2)	1.64	1.45	1.43	1.43	1.41

Balance Sheet
Total Assets	$5,335,396	$5,407,002	$5,359,994	$5,296,673	$5,136,808
Total Loans, Gross	4,368,042	4,309,517	4,214,554	4,145,799	4,020,076
Deposits	4,305,511	4,320,369	4,292,764	4,236,742	4,162,457
Total Shareholders' Equity	528,424	517,095	497,463	476,282	468,975
Loan to Deposit Ratio	101.5%	99.7%	98.2%	97.9%	96.6%
Core Deposits to Total Deposits (4)	78.4	77.6	76.4	75.2	76.2

Asset Quality
Net Loan Charge-Offs to Average Loans (2)	0.05%	0.11%	0.03%	0.00%	0.00%
Nonperforming Assets to Total Assets (5)	0.22	0.41	0.19	0.19	0.20
Allowance for Credit Losses to Total Loans	1.31	1.31	1.34	1.35	1.34

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Capital Ratios (Consolidated) (6)
Tier 1 Leverage Ratio	9.89%	9.20%	9.02%	9.14%	9.10%
Common Equity Tier 1 Risk-based Capital Ratio	9.53	9.17	9.08	9.03	9.03
Tier 1 Risk-based Capital Ratio	10.94	10.57	10.52	10.51	10.55
Total Risk-based Capital Ratio	14.48	14.12	14.12	14.17	13.62
Tangible Common Equity to Tangible Assets (1)	8.34	8.01	7.71	7.40	7.48

(1)	Represents a non-GAAP financial measure. See "Non-GAAP Financial Measures" for further details.
(2)	Annualized.
(3)	Amounts calculated on a tax-equivalent basis using the statutory federal tax rate of 21%.
(4)	Core deposits are defined as total deposits less brokered deposits and certificates of deposit greater than $250,000.
(5)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.
(6)	Preliminary data. Current period subject to change prior to filings with applicable regulatory agencies.

Bridgewater Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share data)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and Cash Equivalents	$222,154	$123,511	$131,818	$217,495	$166,205
Bank-Owned Certificates of Deposit	—	—	3,658	3,897	4,139
Securities Available for Sale, at Fair Value	566,565	776,441	826,473	743,889	764,626
Loans, Net of Allowance for Credit Losses	4,302,132	4,244,108	4,149,882	4,082,405	3,959,092
Federal Home Loan Bank (FHLB) Stock, at Cost	18,398	21,122	21,373	21,472	18,984
Premises and Equipment, Net	52,784	51,576	50,955	49,979	49,442
Foreclosed Assets	—	—	—	185	—
Accrued Interest	15,841	18,929	19,244	17,711	17,700
Goodwill	11,982	11,982	11,982	11,982	11,982
Other Intangible Assets, Net	6,703	6,930	7,160	7,390	7,620
Bank-Owned Life Insurance	45,219	46,576	46,121	45,413	45,025
Other Assets	93,618	105,827	91,328	94,855	91,993
Total Assets	$5,335,396	$5,407,002	$5,359,994	$5,296,673	$5,136,808

Liabilities and Equity
Liabilities
Deposits:
Noninterest Bearing	$828,845	$923,070	$822,632	$787,868	$791,528
Interest Bearing	3,476,666	3,397,299	3,470,132	3,448,874	3,370,929
Total Deposits	4,305,511	4,320,369	4,292,764	4,236,742	4,162,457
Notes Payable	—	—	—	13,750	13,750
FHLB Advances	336,000	399,500	404,500	404,500	349,500
Subordinated Debentures, Net of Issuance Costs	108,782	108,677	108,588	108,689	79,766
Accrued Interest Payable	4,254	3,227	5,208	4,110	4,525
Other Liabilities	52,425	58,134	51,471	52,600	57,835
Total Liabilities	4,806,972	4,889,907	4,862,531	4,820,391	4,667,833

Shareholders' Equity
Preferred Stock- $0.01 par value; Authorized 10,000,000
Preferred Stock - Issued and Outstanding 27,600 Series A shares ($2,500 liquidation preference) at March 31, 2026 (unaudited), December 31, 2025, September 30, 2025 (unaudited), June 30, 2025 (unaudited), and March 31, 2025 (unaudited)	66,514	66,514	66,514	66,514	66,514
Common Stock- $0.01 par value; Authorized 75,000,000
Common Stock - Issued and Outstanding 27,832,867 at March 31, 2026 (unaudited), 27,759,970 at December 31, 2025, 27,584,732 at September 30, 2025 (unaudited), 27,470,283 at June 30, 2025 (unaudited), and 27,560,150 at March 31, 2025 (unaudited)	278	278	276	275	276
Additional Paid-In Capital	99,564	98,287	97,101	95,174	95,503
Retained Earnings	367,848	351,455	339,135	328,547	318,041
Accumulated Other Comprehensive Gain (Loss)	(5,780)	561	(5,563)	(14,228)	(11,359)
Total Shareholders' Equity	528,424	517,095	497,463	476,282	468,975
Total Liabilities and Equity	$5,335,396	$5,407,002	$5,359,994	$5,296,673	$5,136,808

Bridgewater Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Interest Income
Loans, Including Fees	$61,726	$61,444	$60,038	$57,888	$53,820
Investment Securities	6,923	9,720	10,371	9,200	9,397
Other	1,316	2,145	3,224	2,110	2,491
Total Interest Income	69,965	73,309	73,633	69,198	65,708

Interest Expense
Deposits	28,793	32,203	34,615	32,497	32,103
Federal Funds Purchased	238	5	—	16	—
Notes Payable	—	—	106	260	258
FHLB Advances	2,438	3,524	2,933	2,852	2,156
Subordinated Debentures	1,849	1,890	1,888	1,121	983
Total Interest Expense	33,318	37,622	39,542	36,746	35,500

Net Interest Income	36,647	35,687	34,091	32,452	30,208
Provision for Credit Losses	1,200	1,450	1,100	2,000	1,500

Net Interest Income After Provision for Credit Losses	35,447	34,237	32,991	30,452	28,708

Noninterest Income
Customer Service Fees	527	521	501	496	495
Net Gain on Sales of Securities	7,251	80	59	474	1
Letter of Credit Fees	185	668	383	323	455
Debit Card Interchange Fees	201	178	173	152	137
Swap Fees	240	651	—	938	42
Bank-Owned Life Insurance	447	455	440	387	379
Investment Advisory Fees	213	227	208	213	325
FHLB Prepayment Income	—	—	—	301	—
Other Income	500	368	297	343	245
Total Noninterest Income	9,564	3,148	2,061	3,627	2,079

Noninterest Expense
Salaries and Employee Benefits	13,492	12,434	12,229	11,363	11,371
Occupancy and Equipment	1,375	1,171	1,266	1,274	1,234
FDIC Insurance Assessment	780	770	775	750	450
Data Processing	611	638	637	625	619
Professional and Consulting Fees	1,196	1,404	1,261	1,110	994
Derivative Collateral Fees	168	237	309	372	451
Information Technology and Telecommunications	1,067	976	973	971	971
Marketing and Advertising	776	718	658	435	327
Intangible Asset Amortization	226	231	230	230	230
FHLB Prepayment Penalty	982	—	—	—	—
Other Expense	1,497	1,659	1,618	1,811	1,489
Total Noninterest Expense	22,170	20,238	19,956	18,941	18,136

Income Before Income Taxes	22,841	17,147	15,096	15,138	12,651
Provision for Income Taxes	5,435	3,813	3,495	3,618	3,018
Net Income	17,406	13,334	11,601	11,520	9,633
Preferred Stock Dividends	(1,013)	(1,014)	(1,013)	(1,014)	(1,013)
Net Income Available to Common Shareholders	$16,393	$12,320	$10,588	$10,506	$8,620

Earnings Per Share
Basic	$0.59	$0.45	$0.38	$0.38	$0.31
Diluted	0.58	0.43	0.38	0.38	0.31

Bridgewater Bancshares, Inc. and Subsidiaries
Analysis of Average Balances, Yields and Rates

(dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average	Interest	Yield/	Average	Interest	Yield/	Average	Interest	Yield/
(dollars in thousands)	Balance	& Fees	Rate	Balance	& Fees	Rate	Balance	& Fees	Rate
Interest Earning Assets:
Cash Investments	$97,488	$771	3.21%	$182,129	$1,649	3.59%	$205,897	$2,056	4.05%
Investment Securities:
Taxable Investment Securities	506,154	5,530	4.43	671,444	8,001	4.73	768,591	9,033	4.77
Tax-Exempt Investment Securities (1)	119,582	1,764	5.98	147,832	2,177	5.84	35,549	461	5.26
Total Investment Securities	625,736	7,294	4.73	819,276	10,178	4.93	804,140	9,494	4.79
Loans (1)(2)	4,336,869	62,102	5.81	4,239,936	61,746	5.78	3,899,258	53,979	5.61
Federal Home Loan Bank Stock	19,337	546	11.45	23,359	496	8.43	18,988	435	9.28
Total Interest Earning Assets	5,079,430	70,713	5.65%	5,264,700	74,069	5.58%	4,928,283	65,964	5.43%
Noninterest Earning Assets	163,331			173,855			143,163
Total Assets	$5,242,761			$5,438,555			$5,071,446

Interest Bearing Liabilities:
Deposits:
Interest Bearing Transaction Deposits	$888,301	$6,936	3.17%	$891,419	$7,912	3.52%	$855,564	$8,189	3.88%
Savings and Money Market Deposits	1,411,090	11,423	3.28	1,445,588	12,597	3.46	1,302,349	11,935	3.72
Time Deposits	252,426	2,333	3.75	333,904	3,282	3.90	328,902	3,309	4.08
Brokered Deposits	804,618	8,101	4.08	775,750	8,412	4.30	834,866	8,670	4.21
Total Interest Bearing Deposits	3,356,435	28,793	3.48	3,446,661	32,203	3.71	3,321,681	32,103	3.92
Federal Funds Purchased	24,478	238	3.95	496	5	4.22	—	—	—
Notes Payable	—	—	—	—	—	—	13,750	258	7.60
FHLB Advances	336,472	2,438	2.94	449,065	3,524	3.11	354,556	2,156	2.47
Subordinated Debentures	108,730	1,849	6.90	108,629	1,890	6.90	79,710	983	5.00
Total Interest Bearing Liabilities	3,826,115	33,318	3.53%	4,004,851	37,622	3.73%	3,769,697	35,500	3.82%

Noninterest Bearing Liabilities:
Noninterest Bearing Transaction Deposits	834,916			854,687			767,235
Other Noninterest Bearing Liabilities	56,905			69,362			69,106
Total Noninterest Bearing Liabilities	891,821			924,049			836,341
Shareholders' Equity	524,825			509,655			465,408
Total Liabilities and Shareholders' Equity	$5,242,761			$5,438,555			$5,071,446
Net Interest Income / Interest Rate Spread		37,395	2.11%		36,447	1.86%		30,464	1.61%
Net Interest Margin (3)			2.99%			2.75%			2.51%
Taxable Equivalent Adjustment:
Tax-Exempt Investment Securities and Loans		(748)			(760)			(256)
Net Interest Income		$36,647			$35,687			$30,208

(1)	Interest income and average rates for tax-exempt investment securities and loans are presented on a tax-equivalent basis, assuming a statutory federal income tax rate of 21%.
(2)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(3)	Net interest margin includes the tax equivalent adjustment and represents the annualized results of: (i) the difference between interest income on interest earning assets and the interest expense on interest bearing liabilities, divided by (ii) average interest earning assets for the period.

Bridgewater Bancshares, Inc. and Subsidiaries
Asset Quality Summary

(unaudited)

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Allowance for Credit Losses
Balance at Beginning of Period	$56,443	$56,390	$55,765	$53,766	$52,277
Provision for Credit Losses	1,350	1,250	900	2,000	1,500
Charge-offs	(658)	(1,259)	(276)	(6)	(12)
Recoveries	142	62	1	5	1
Net Charge-offs	(516)	(1,197)	(275)	(1)	(11)
Balance at End of Period	$57,277	$56,443	$56,390	$55,765	$53,766
Allowance for Credit Losses to Total Loans	1.31%	1.31%	1.34%	1.35%	1.34%

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Provision for Credit Losses on Loans and Leases	$1,350	$1,250	$900	$2,000	$1,500
Provision for (Recovery of) Credit Losses for Off-Balance Sheet Credit Exposures	(150)	200	200	—	—
Provision for Credit Losses	$1,200	$1,450	$1,100	$2,000	$1,500

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Selected Asset Quality Data
Loans 30-89 Days Past Due	$494	$968	$2,906	$12,492	$466
Loans 30-89 Days Past Due to Total Loans	0.01%	0.02%	0.07%	0.30%	0.01%
Nonperforming Loans	$11,715	$22,034	$9,991	$10,134	$10,290
Nonperforming Loans to Total Loans	0.27%	0.51%	0.24%	0.24%	0.26%
Nonaccrual Loans to Total Loans	0.27	0.51	0.24	0.24	0.26
Nonaccrual Loans and Loans Past Due 90 Days and Still Accruing to Total Loans	0.27	0.51	0.24	0.24	0.26
Foreclosed Assets	$—	$—	$—	$185	$—
Nonperforming Assets (1)	11,715	22,034	9,991	10,319	10,290
Nonperforming Assets to Total Assets (1)	0.22%	0.41%	0.19%	0.19%	0.20%
Net Loan Charge-Offs (Annualized) to Average Loans	0.05	0.11	0.03	0.00	0.00
Watchlist/Special Mention Risk Rating Loans	$47,681	$47,823	$40,642	$53,282	$38,346
Substandard Risk Rating Loans	43,074	52,956	58,074	44,986	31,587

(1)	Nonperforming assets are defined as nonaccrual loans plus 90 days past due and still accruing plus foreclosed assets.

Bridgewater Bancshares, Inc. and Subsidiaries
Non-GAAP Financial Measures

(unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Pre-Provision Net Revenue
Noninterest Income	$9,564	$3,148	$2,061	$3,627	$2,079
Less: Gain on Sales of Securities	(7,251)	(80)	(59)	(474)	(1)
Less: FHLB Advance Prepayment Income	—	—	—	(301)	—
Total Operating Noninterest Income	2,313	3,068	2,002	2,852	2,078
Plus: Net Interest Income	36,647	35,687	34,091	32,452	30,208
Net Operating Revenue	$38,960	$38,755	$36,093	$35,304	$32,286

Noninterest Expense	$22,170	$20,238	$19,956	$18,941	$18,136
Total Operating Noninterest Expense	$22,170	$20,238	$19,956	$18,941	$18,136

Pre-Provision Net Revenue	$16,790	$18,517	$16,137	$16,363	$14,150

Plus:
Non-Operating Revenue Adjustments	7,251	80	59	775	1
Less:
Provision for Credit Losses	1,200	1,450	1,100	2,000	1,500
Provision for Income Taxes	5,435	3,813	3,495	3,618	3,018
Net Income	$17,406	$13,334	$11,601	$11,520	$9,633

Average Assets	$5,242,761	$5,438,555	$5,372,443	$5,162,182	$5,071,446
Pre-Provision Net Revenue Return on Average Assets	1.30%	1.35%	1.19%	1.27%	1.13%

Adjusted Pre-Provision Net Revenue
Net Operating Revenue	$38,960	$38,755	$36,093	$35,304	$32,286

Noninterest Expense	$22,170	$20,238	$19,956	$18,941	$18,136
Less: Merger-related Expenses	—	(346)	(530)	(540)	(565)
Less: FHLB Prepayment Penalty	(982)	—	—	—	—
Adjusted Total Operating Noninterest Expense	$21,188	$19,892	$19,426	$18,401	$17,571

Adjusted Pre-Provision Net Revenue	$17,772	$18,863	$16,667	$16,903	$14,715
Adjusted Pre-Provision Net Revenue Return on Average Assets	1.37%	1.38%	1.23%	1.31%	1.18%

Core Net Interest Margin
Net Interest Income (Tax-equivalent Basis)	$37,395	$36,447	$34,614	$32,770	$30,464
Less:
Loan Fees	(1,257)	(1,041)	(966)	(1,019)	(719)
Purchase Accounting Accretion:
Loan Accretion	(324)	(546)	(380)	(425)	(342)
Bond Accretion	(22)	(33)	(89)	(152)	(578)
Bank-Owned Certificates of Deposit Accretion	—	(16)	(6)	(4)	(7)
Deposit Certificates of Deposit Accretion	—	—	(13)	(37)	(38)
Total Purchase Accounting Accretion	(346)	(595)	(488)	(618)	(965)
Core Net Interest Income (Tax-equivalent Basis)	$35,792	$34,811	$33,160	$31,133	$28,780

Average Interest Earning Assets	$5,079,430	$5,264,700	$5,223,139	$5,019,058	$4,928,283
Core Net Interest Margin	2.86%	2.62%	2.52%	2.49%	2.37%

Core Loan Yield
Loan Interest Income (Tax-equivalent Basis)	$62,102	$61,746	$60,317	$58,122	$53,979
Less:
Loan Fees	(1,257)	(1,041)	(966)	(1,019)	(719)
Loan Accretion	(324)	(546)	(380)	(425)	(342)
Core Loan Interest Income	$60,521	$60,159	$58,971	$56,678	$52,918

Average Loans	$4,336,869	$4,239,936	$4,132,987	$4,064,540	$3,899,258
Core Loan Yield	5.66%	5.63%	5.66%	5.59%	5.50%

Bridgewater Bancshares, Inc. and Subsidiaries

Non-GAAP Financial Measures

(unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Efficiency Ratio
Noninterest Expense	$22,170	$20,238	$19,956	$18,941	$18,136
Less: Amortization of Intangible Assets	(226)	(231)	(230)	(230)	(230)
Adjusted Noninterest Expense	$21,944	$20,007	$19,726	$18,711	$17,906

Net Interest Income	$36,647	$35,687	$34,091	$32,452	$30,208
Noninterest Income	9,564	3,148	2,061	3,627	2,079
Less: Gain on Sales of Securities	(7,251)	(80)	(59)	(474)	(1)
Adjusted Operating Revenue	$38,960	$38,755	$36,093	$35,605	$32,286
Efficiency Ratio	56.3%	51.6%	54.7%	52.6%	55.5%

Adjusted Efficiency Ratio
Noninterest Expense	$22,170	$20,238	$19,956	$18,941	$18,136
Less: Amortization of Intangible Assets	(226)	(231)	(230)	(230)	(230)
Less: Merger-related Expenses	—	(346)	(530)	(540)	(565)
Less: FHLB Advance Prepayment Penalty	(982)	—	—	—	—
Adjusted Noninterest Expense	$20,962	$19,661	$19,196	$18,171	$17,341

Net Interest Income	$36,647	$35,687	$34,091	$32,452	$30,208
Noninterest Income	9,564	3,148	2,061	3,627	2,079
Less: Gain on Sales of Securities	(7,251)	(80)	(59)	(474)	(1)
Less: FHLB Advance Prepayment Income	—	—	—	(301)	—
Adjusted Operating Revenue	$38,960	$38,755	$36,093	$35,304	$32,286
Adjusted Efficiency Ratio	53.8%	50.7%	53.2%	51.5%	53.7%

Adjusted Noninterest Expense to Average Assets (Annualized)
Noninterest Expense	$22,170	$20,238	$19,956	$18,941	$18,136
Less: Merger-related Expenses	—	(346)	(530)	(540)	(565)
Less: FHLB Advance Prepayment Penalty	(982)	—	—	—	—
Adjusted Noninterest Expense	$21,188	$19,892	$19,426	$18,401	$17,571

Average Assets	$5,242,761	$5,438,555	$5,372,443	$5,162,182	$5,071,446
Adjusted Noninterest Expense to Average Assets (Annualized)	1.64%	1.45%	1.43%	1.43%	1.41%

Tangible Common Equity and Tangible Common Equity/Tangible Assets
Total Shareholders' Equity	$528,424	$517,095	$497,463	$476,282	$468,975
Less: Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Total Common Shareholders' Equity	461,910	450,581	430,949	409,768	402,461
Less: Intangible Assets	(18,685)	(18,912)	(19,142)	(19,372)	(19,602)
Tangible Common Equity	$443,225	$431,669	$411,807	$390,396	$382,859

Total Assets	$5,335,396	$5,407,002	$5,359,994	$5,296,673	$5,136,808
Less: Intangible Assets	(18,685)	(18,912)	(19,142)	(19,372)	(19,602)
Tangible Assets	$5,316,711	$5,388,090	$5,340,852	$5,277,301	$5,117,206
Tangible Common Equity/Tangible Assets	8.34%	8.01%	7.71%	7.40%	7.48%

Tangible Book Value Per Share
Book Value Per Common Share	$16.60	$16.23	$15.62	$14.92	$14.60
Less: Effects of Intangible Assets	(0.67)	(0.68)	(0.69)	(0.71)	(0.71)
Tangible Book Value Per Common Share	$15.93	$15.55	$14.93	$14.21	$13.89

Return on Average Tangible Common Equity
Net Income Available to Common Shareholders	$16,393	$12,320	$10,588	$10,506	$8,620

Average Shareholders' Equity	$524,825	$509,655	$485,869	$471,700	$465,408
Less: Average Preferred Stock	(66,514)	(66,514)	(66,514)	(66,514)	(66,514)
Average Common Equity	458,311	443,141	419,355	405,186	398,894
Less: Effects of Average Intangible Assets	(18,816)	(19,042)	(19,274)	(19,504)	(19,738)
Average Tangible Common Equity	$439,495	$424,099	$400,081	$385,682	$379,156
Return on Average Tangible Common Equity	15.13%	11.53%	10.50%	10.93%	9.22%

Bridgewater Bancshares, Inc. and Subsidiaries

Non-GAAP Financial Measures

(unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Adjusted Diluted Earnings Per Common Share
Net Income Available to Common Shareholders	$16,393	$12,320	$10,588	$10,506	$8,620

Add: Merger-related Expenses	—	346	530	540	565
Add: FHLB Advance Prepayment Penalty	982	—	—	—	—
Less: FHLB Advance Prepayment Income	—	—	—	(301)	—
Less: Gain on Sales of Securities	(7,251)	(80)	(59)	(474)	(1)
Total Adjustments	(6,269)	266	471	(235)	564
Less: Tax Impact of Adjustments	1,492	(59)	(110)	56	(135)
Adjusted Net Income Available to Common Shareholders	$11,616	$12,527	$10,949	$10,327	$9,049

Diluted Weighted Average Shares Outstanding	28,490,176	28,354,756	28,190,406	27,998,008	28,036,506
Adjusted Diluted Earnings Per Common Share	$0.41	$0.44	$0.39	$0.37	$0.32

Adjusted Return on Average Assets
Net Income	$17,406	$13,334	$11,601	$11,520	$9,633
Add: Total Adjustments	(6,269)	266	471	(235)	564
Less: Tax Impact of Adjustments	1,492	(59)	(110)	56	(135)
Adjusted Net Income	$12,629	$13,541	$11,962	$11,341	$10,062

Average Assets	$5,242,761	$5,438,555	$5,372,443	$5,162,182	$5,071,446
Adjusted Return on Average Assets	0.98%	0.99%	0.88%	0.88%	0.80%

Adjusted Return on Average Shareholders' Equity
Adjusted Net Income	$12,629	$13,541	$11,962	$11,341	$10,062

Average Shareholders' Equity	$524,825	$509,655	$485,869	$471,700	$465,408
Adjusted Return on Average Shareholders' Equity	9.76%	10.54%	9.77%	9.64%	8.77%

Adjusted Return on Average Tangible Common Equity
Adjusted Net Income Available to Common Shareholders	$11,616	$12,527	$10,949	$10,327	$9,049

Average Tangible Common Equity	$439,495	$424,099	$400,081	$385,682	$379,156
Adjusted Return on Average Tangible Common Equity	10.72%	11.72%	10.86%	10.74%	9.68%